UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT NOTICE ABOUT AGEAGLE AERIAL SYSTEMS INC. SPECIAL MEETING ON FEBRUARY 3, 2023

January 25, 2023

Dear Fellow AgEagle Stockholders:

On or about December 16, 2022, we mailed you a proxy statement for the upcoming Special Meeting of Shareholders of AgEagle Aerial Systems. Attached you will find a supplement to the proxy statement to update the quorum requirement based on the Second Amended and Restated Bylaws adopted by the Company on January 24, 2023, and to revise and clarify certain disclosure included in Proposal 2 related to the impact of the Reverse Split on the number of shares reserved for issuance under the Company’s 2017 Omnibus Equity Incentive Plan.

A complete copy of the proxy statement and supplement are also available for you to review at www.proxyvote.com. If you have already voted, you do not need to vote again.

If you have not yet voted, it is very important that we receive your vote via Internet, telephone or mail as soon as possible.

We strongly urge you to join your fellow stockholders and vote FOR all proposals on the proxy statement. No matter how many or how few shares you own, your vote is vital to our success.

If you have any questions, or need any assistance in voting your shares, please contact Karen Smith at Advantage Proxy by calling 877-870-8565 or by email at ksmith@advantageproxy.com.

Thank you for your continued support of AgEagle.

Sincerely,

AGEAGLE AERIAL SYSTEMS INC.

/s/ Barrett Mooney

Barrett Mooney

Chairman and Chief Executive Officer

AGEAGLE AERIAL SYSTEMS INC.

8833 E. 34th Street North
Wichita, Kansas 67226

TO THE SHAREHOLDERS OF AGEAGLE AERIAL SYSTEMS INC.:

As you know, AgEagle Aerial Systems Inc. (“AgEagle” or the “Company”) is holding a special meeting of the shareholders (the “Special Meeting”) on February 3, 2023, at 11:00 a.m., local time, 700 NW 1st Avenue, Ste. 1200, Miami, Florida 331336-4118. On or about December 16, the Company mailed to you a proxy statement and a proxy card (the “Definitive Proxy Statement”), asking you to consider and vote upon the following proposals at the Special Meeting (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement):

(1) To approve the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), representing more than 20% of our Common Stock outstanding upon the purchase of series F convertible preferred stock, par value $0.001 per share (the “Series F Convertible Preferred Stock”) convertible into shares of Common Stock and warrants exercisable for shares of Common Stock (the “Warrants”), in accordance with NYSE American Rule 713(a)(ii);

(2) To approve a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock to one share for every eight shares of Common Stock (the “Reverse Split”), with the final ratio to be determined by the Company’s board of directors (the “Board”); and

(3) To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Proposals.

This supplement contains additional information that supplements the Definitive Proxy Statement. AgEagle urges you to read this supplement, together with the Definitive Proxy Statement carefully and in their entireties.

Your vote is important. Please vote your shares promptly. Whether or not you plan to participate in the Special Meeting, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the Special Meeting. Voting by proxy will not prevent a shareholder from voting during the Special Meeting if such shareholder subsequently chooses to participate in the Special Meeting. If you want to vote at the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Advantage Proxy via email to KSmith@advantageproxy.com. If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this supplement to the Definitive Proxy Statement.

Sincerely,

/s/ Barrett Mooney
Barrett Mooney
Chairman of the Board of Directors
AgEagle Aerial Systems Inc.
January 25, 2023

SUPPLEMENT NO. 1 DATED JANUARY 25, 2023

TO

PROXY STATEMENT

DATED DECEMBER 16, 2022

AGEAGLE AERIAL SYSTEMS INC.

8833 E. 34th Street North
Wichita, Kansas 67226

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 3, 2023

The following information supplements, and should be read in conjunction with, the definitive proxy statement of AgEagle Aerial Systems Inc. (“AgEagle” or the “Company”) dated December 16, 2022 (the “Definitive Proxy Statement”). AgEagle is providing this supplement to update the quorum requirement based on the Second Amended and Restated Bylaws adopted by the Company on January 24, 2023, and to revise and clarify disclosure included in Proposal 2 related to the impact of the Reverse Split on the number of shares reserved for issuance under the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”).

AgEagle disclosed in the Definitive Proxy Statement that the Plan provides that in the event of any adjustment, including the Proposed Reverse Split, the aggregate number of shares of Common Stock available under the Plan may be appropriately adjusted by the Board and that the Board has determined that after the Reverse Split is effected it would maintain the current number of shares of Common Stock available for issuance of awards at 10,000,000 shares of Common Stock. Under NYSE American Rule 711, a material amendment to the Plan, such as an increase in the number of shares available for issuance under the Plan, requires shareholder approval. Therefore, the decision by the Board to maintain the number shares of Common Stock available for issuance under the Plan at 10,000,000 shares after it effects the Reverse Stock Split is deemed to be an increase to the number of shares of Common Stock available under the Plan, which increase would require shareholder approval. At this time, AgEagle is not seeking shareholder approval to amend its plan to increase the number of shares available for issuance. As a result, in the event the Board decides to effect a Reverse Split, the number of shares of Common Stock for issuance of awards under the Plan will be appropriately reduced in the same Reverse Split ratio as AgEagle’s shares of Common Stock after the Reverse Split is effected.

On January 24, 2023, the Company approved and adopted the Second Amended and Restated Bylaws to, among other things, lower the quorum requirement for all meetings of shareholders from the holders of a majority, to holders of 33-1/3%, of the issued and outstanding shares of the Company’s common stock entitled to vote at all such meetings.

In addition, due to the foregoing changes, Proposal 2 and Proposal 3 will now be deemed routine proposals for which broker discretionary voting is allowed.

As a result of the foregoing, the following disclosures are hereby amended and restated as follows.

1.	The following change has been made on page 8 of the Definite Proxy Statement:

What is a quorum for the Special Meeting?

Pursuant to the Company’s Second Amended and Restated Bylaws which was approved and adopted by the Company’s Board on January 24, 2023, the presence of the holders of 33-1/3% of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the Record Date, ~~The presence of the holders of stock representing a majority of the voting power of all shares of Common Stock issued and outstanding as of the Record Date,~~ represented in person or proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the Special Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 – Approval of Issuance of More than 20% of our Common Stock Upon Conversion of Series F Convertible Preferred Stock and Exercise of the Warrant	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	No
No. 2 – Approval of a reverse stock split of the Common Stock in the range of one share of Common Stock for every three shares of Common Stock outstanding to one share for every eight shares of Common Stock outstanding, with the final ratio to be determined by the Company’s board of directors (the “Board”); and	Affirmative vote of a majority of shares issued and outstanding	~~No~~ Yes
No. 3– Adjourn the Special Meeting to solicit more votes to approve the Proposals	Affirmative vote of a majority of shares present and entitled to vote in person or by proxy	~~No~~ Yes

2.	Certain disclosures on page 13 of the Definite Proxy Statement are hereby amended and restated to read as follows:

Impact of the Reverse Split on Awards Issued under our 2017 Omnibus Equity Incentive Plan (the “Plan”). The Company currently has reserved a total of 10,000,000 shares of Common Stock for issuance as awards to be made under the Plan. As of the date hereof, the Company has 3,566,313 awards granted under the Plan, and has 4,405,970 shares of Common Stock remaining for future issuance under the Plan. ~~Pursuant to the Plan, in the event of any adjustment, including a reverse stock split as proposed, the~~ The aggregate number of shares of Common Stock available under the Plan ~~may be~~ will be appropriately reduced in the same Reverse Split ratio as our Common Stock ~~adjusted by the Board~~. ~~The Board has determined to maintain the current number of shares of Common Stock available for issuance of awards under the Plan at 10,000,000 shares of Common Stock. The Board believes that maintaining the number of shares of Common Stock available for issuance as provided in the Plan will provide the Compensation Committee with greater flexibility in the administration of the Plan and is appropriate in light of the growth of the Company in order to attract and retain key individuals.~~ The effect of the Reverse Split on the awards issued under the Plan based on the range is as follows:

●	in a one-for-three Reverse Split, the number of shares previously issued under the award granted under the Plan will be reduced from 3,566,313 to 1,188,771 and

●	in a one-for-eight Reverse Split, the number of shares previously issued under the award granted under the Plan will be reduced from 3,566,313 to 445,789.

The effect of the Reverse Split on the shares of Common Stock reserved for issuance under the Plan based on the range is as follows:

●	in a one-for-three Reverse Split, the number of shares of Common Stock reserved for issuance under the Plan will be reduced from 10,000,000 to 3,333,333, with 2,144,562 shares of Common Stock available for future issuance under the Plan and

●	in a one-for-eight Reverse Split, the number of shares of Common Stock reserved for issuance under the Plan will be reduced from 10,000,000 to 1,250,000, with 804,211 shares of Common Stock available for future issuance under the Plan.

If the Reverse Split is approved, at the lower end of the Reverse Split range, the total authorized number of shares under the Plan will represent approximately 11.9% of the issued and outstanding shares of Common Stock of the Company as of the date hereof.

If the Reverse Split is approved, at the higher end of the Reverse Split range, the total authorized number of shares under the Plan will represent approximately 0.45% of the issued and outstanding shares of Common Stock of the Company as of the date hereof.

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YOUR VOTE IS VERY IMPORTANT. IF YOU HAVE NOT ALREADY VOTED OR IF YOU WOULD LIKE TO CHANGE ANY PREVIOUSLY CAST VOTES, PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the Special Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Special Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your Ordinary Shares in person if you subsequently choose to participate in the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record. Only shareholders of record at the close of business on the record date may vote at the Special Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Special Meeting.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF SHAREHOLDERS HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Special Meeting by executing and returning a proxy card dated later than the previous one, by participating in the Special Meeting in person and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Special Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.